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                                 EXHIBIT 23(B)
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                          Consent of Ernst & Young LLP

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                                                                   EXHIBIT 23(B)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Plourde Computer Services, Inc. 1991 Stock Option Plan of our report dated February 18, 1998, with respect to the financial statements of Checkmate Electronics, Inc. for the year ended December 31, 1997 and our report dated May 4, 1998, with respect to the financial statements of IVI Checkmate Corp. for the period from January 15, 1998 (date of inception) through March 31, 1998, both included in the IVI Checkmate Corp. Proxy Statement/Prospectus dated May 26, 1998, which forms a part of the Registration Statement on Form S-4 (No. 333-53629), and of our report dated September 29, 1998 with respect to the supplemental consolidated financial statements of IVI Checkmate Corp. included in its Current Report on Form 8-K dated October 1, 1998, filed with the Securities and Exchange Commission.



                                     /s/ ERNST & YOUNG LLP


Atlanta, Georgia
October 12, 1998